THE LEBRECHT GROUP


                         A PROFESSIONAL LAW CORPORATION


BRIAN  A.  LEBRECHT,  ESQ.                              CRAIG  V.  BUTLER,  ESQ.
                        22342 AVENIDA EMPRESA, SUITE 230
                       RANCHO SANTA MARGARITA, CA - 92688
                   PHONE  (949) 635-1240 - FAX  (949) 635-1244
                            WWW.THELEBRECHTGROUP.COM



                                October 28, 2002



E-Rex,  Inc.
11645  Biscayne  Boulevard,  Suite  210
Miami,  FL  33181

RE: E-REX, INC. REGISTRATION STATEMENT ON FORM S-3 FOR 67,500,000 SHARES OF COMMON STOCK

Ladies  and  Gentlemen:

     We have acted as counsel to E-Rex, Inc., a Nevada corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 67,500,000 shares of the Company's Common Stock (the "Securities") pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Securities. Based on such review, we are of the opinion that the Securities have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item  509  of  Regulation  S-B.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be

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E-Rex, Inc.
October 28, 2002
Page 2


brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.


                         Sincerely,

                         /s/  The  Lebrecht  Group,  APLC

                         The  Lebrecht  Group,  APLC